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                                                                   EXHIBIT 10.10

          AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT made effective as of the 15TH DAY OF JANUARY. 1999, ("Amendment")

     BETWEEN:

          GENETRONICS, INC., a California Corporation having it's principle place of business at 11199 Sorrento Valley Road, San Diego, California, USA, 92121-1334 (the "Company")

     AND:

          MARTIN NASH, an individual residing at [___________________________] (the "Employee")

         (the Company and the Employee we collectively, the "Parties")

     WHEREAS:

     A. The Company entered into an Employment Agreement with the Employee dated January 9, 1995, and Amended January 9, 1996, and March 1, 1998 (the "Agreement"); and

     B. The parties wish to amend certain terms of the Agreement as set out herein ("the Amendment"),

          THEREFORE in consideration of the recitals, the following representations and covenants, the Parties agree on the following terms:

     1,   AMENDMENT TO THE AGREEMENT

          (a) Article 2, Section 2.1 is hereby amended in its entirety to read as follows:

               "2.1 SALARY. For his services hereunder, the Employee shall receive a Salary, payable in such regular intervals as shall be determined by the Employer, which shall be at the rate of U.S. $165.000 per year ("Salary")."

          (b) Article 3, Section 3.5 is hereby amended in its entirety to read as follows:

                  "COMPANY CAR. The Employer recognizes that the Employee requires the use of an automobile in the performance of his duties and therefore agrees to furnish a leased sedan automobile at leasing costs below a Lexus to the Employee for his sole use. The lease shall be in the name of Employer, and the automobile will be replaced every three
         (3) years upon request by the Employee. The Employer shall pay for lease payments in addition to insurance, maintenance, and repair costs associated with said automobile. Upon termination of the Employee's employment with the Employer for any reason Employee will assume all obligations of any/all automobile lease(s) entered into by the Company for his benefit, and shall have said lease agreement and all obligations thereunder assigned to him personally."

          2.   CONFIRMATION

          Except as amended hereby, the Agreement continues in full force and effect as of the date hereof.

This Amendment may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as of the day and the year first above written.


GENETRONICS, INC.                               EMPLOYEE

By: /s/ Lois J. Crandell                        By:/s/ Martin Nash,
    ----------------------                             Senior Vice President
        Lois J. Crandell,                           --------------------------
        President & CEO                                Martin Nash,
                                                       Senior Vice President